Exhibit 99.1

News Release

Contact:    David E. Pendery

  800-982-9293 • 303-708-5959

Partnership of Tishman Speyer and Lehman Brothers
Completes Acquisition of Archstone-Smith Trust

DENVER AND NEW YORK — October 5, 2007 — Archstone-Smith Trust (NYSE:ASN) today announced that it has closed the previously announced acquisition of Archstone-Smith by a partnership sponsored by affiliates of Tishman Speyer Real Estate Venture VII, L.P. and Lehman Brothers Holdings Inc. in a transaction valued at approximately $22.2 billion, including Archstone-Smith’s outstanding debt. The transaction is being financed by equity provided by Tishman Speyer, and debt and equity capital provided and arranged by Lehman Brothers Holdings Inc., Banc of America Strategic Ventures, Inc., Barclays Capital and their respective affiliates.

Pursuant to the merger, holders of Archstone-Smith’s common shares will receive cash consideration of $60.75 per share, without interest and less applicable withholding taxes, for each share issued and outstanding immediately prior to the effective time of the merger. In addition, in connection with the merger of Archstone-Smith Operating Trust with an affiliate of the partnership sponsored by affiliates of Tishman Speyer Real Estate Venture VII, L.P. and Lehman Brothers Holdings Inc., holders of Archstone-Smith Operating Trust’s Class A-1 common units will receive one newly issued Series O preferred unit of Archstone-Smith Operating Trust or, if they so elected, a cash payment equal to $60.75, without interest and less applicable withholding taxes, for each Class A-1 common unit that they own, or a combination of Series O preferred units and the cash consideration.

As a result of the completion of the merger, Archstone-Smith has applied to delist its common shares from the New York Stock Exchange.

“This transaction with Tishman Speyer and Lehman Brothers is a powerful combination of real estate assets, management, and expertise that will greatly benefit all parties,” said R. Scot Sellers, who will remain chief executive officer. “As the rental market continues to strengthen, the Archstone-Smith apartment portfolio is well-positioned to create tremendous long-term value. I would like to thank our fantastic associates in the United States and Europe, who have worked so hard to help us achieve so much together. We are looking forward to working closely together to accomplish even more as we move forward.”

“We’re delighted to have acquired a portfolio of residential rental properties that is unparalleled both in its quality and scope,” said Rob Speyer, President of Tishman Speyer. “Archstone-Smith has been the premiere organization in its market for many years, and we look forward to being in business with its exceptional team of professionals.”

“Our partnership with Tishman Speyer brings together two firms with long track records of creating value in real estate,’’ said Mark Walsh, managing director and global head of real estate for Lehman Brothers. “We are excited about the closing of this transaction and the opportunity to help Archstone-Smith manage its first-class collection of properties.”

In addition, on October 5, 2007, Archstone-Smith Operating Trust issued notices of redemption to redeem all of its outstanding 4.861% Notes due 2007, 6⅞% Notes due 2008, 3.00% Notes due 2008, 7.55% Notes due 2008, 6.95% Notes due 2008, 7% Notes due 2009, 7⅝% Notes due 2009, 7.15% Notes due 2010, 7.65% Notes due 2010, 5¼% Notes due

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Partnership of Tishman Speyer and Lehman Brothers Completes Acquisition of Archstone-Smith Trust

2010, 6½% Notes due 2012, 7.20% Notes due 2013, 7½% Notes due 2014, 5⅝% Notes due 2014, 5¼% Notes due 2015, 5¼% Notes due 2015, 8.10% Notes due 2015, 7.90% Notes due 2016, 5¾% Notes due 2016, 8.15% Notes due 2016, 8.05% Notes due 2017, 7.25% Notes due 2009 and 7.86% Notes due 2017. It is expected that these notes will be redeemed on November 5, 2007.

Additionally, Lehman Brothers has secured the participation of Fannie Mae and Freddie Mac in the transaction. Fannie Mae purchased a $7.1 billion credit facility which is secured by 105 multifamily properties that were part of the transaction, and Freddie Mac executed a $1.8 billion structured transaction that provided new financing for 32 multifamily properties across the country and approved assumption of an additional 15 properties.

“Fannie Mae is pleased to serve as a constant and reliable source of liquidity in today’s ever-changing capital markets,” said David Worley, senior vice president of risk management at Fannie Mae.

Added Mitchell Kiffe, vice president of multifamily sourcing for Freddie Mac: “This is a great example of Freddie Mac’s capacity to effectively and quickly serve as a reliable source of funding in all market environments.”

About Archstone-Smith
Archstone-Smith is a recognized leader in apartment investment and operations. The company’s portfolio is concentrated in many of the most desirable neighborhoods in the Washington, D.C. metropolitan area, Southern California, the San Francisco Bay Area, the New York metropolitan area, Seattle and Boston. The company continually upgrades the quality of its portfolio through the selective sale of assets, using proceeds to fund investments in assets with even better growth prospects. Through its two brands, Archstone and Charles E. Smith, Archstone-Smith strives to provide great apartments and great service to its customers—backed by unconditional service guarantees. As of October 5, 2007, the company owned or had an ownership position in 359 communities, representing 87,667 units, including units under construction.

About Tishman Speyer (www.tishmanspeyer.com)
Tishman Speyer is one of the leading owners, developers, operators and fund managers of first class real estate in the world.  Since its founding in 1978, Tishman Speyer has acquired, developed and managed a portfolio of over 100 million square feet valued at over USD $40 billion.  The company is known for such signature Class-A properties as New York’s Rockefeller Center and the Chrysler Center, Berlin’s Sony Center, Frankfurt’s MesseTurm, CBX Tower in Paris, and Torre Norte in Sao Paolo, Brazil.  Currently, Tishman Speyer owns and manages over 80 million square feet, representing over 120 office buildings and more than 11,200 residential units.

About Lehman Brothers Holdings Inc.
Lehman Brothers (ticker symbol: LEH), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients, and high net worth individuals worldwide.  Founded in 1850, Lehman Brothers maintains leadership positions in equity and fixed income sales, trading and research, investment banking, private investment management, asset management and private equity.  The Firm is headquartered in New York, with regional headquarters in London and Tokyo and operates in a network of offices around the world.  For further information about Lehman Brothers’ services, products and recruitment opportunities, visit our Web site at www.lehman.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on current expectations, estimates and projections about the industry, markets in which Archstone-Smith operates, management’s beliefs, assumptions made by management and the transactions described in this press release. While Archstone-Smith management believes the

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Partnership of Tishman Speyer and Lehman Brothers Completes Acquisition of Archstone-Smith Trust

assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include those risks that are set forth under “Risk Factors” in Archstone-Smith’s 2006 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007. All forward-looking statements speak only as of the date of this press release or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

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